UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017

Sevion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10210 Campus Point Drive, Suite 150 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-0749

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Subscription Agreement

As previously disclosed, Sevion Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an agreement (the “Transaction Agreement”) with Sevion Sub Ltd., an Israeli company and wholly-owned subsidiary of the Company (“Acquisition Sub”), and Eloxx Pharmaceuticals Ltd., an Israeli company ( “Eloxx”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Agreement, Acquisition Sub will merge with and into Eloxx, with Eloxx becoming the surviving corporation and a wholly-owned subsidiary of the Company (the “Transaction”).

Pursuant to the Transaction Agreement, the Company and Eloxx are each obligated to raise at least $12 million in cash investments from equity financings (the “Equity Raise Requirement”). In connection with the Equity Raise Requirement, certain investors entered into a share purchase agreement with Eloxx (the “Eloxx SPA” and such equity raise referred to as the “Eloxx Equity Raise”) for the aggregate investment of $24 million in cash, half was invested in Eloxx on May 31, 2017 and the remainder is due upon a second closing to occur on the earlier of December 31, 2017 and the closing under the Transaction Agreement (the "Second Closing"). To the extent that the closing under the Transaction Agreement takes place prior to December 31, 2017, then, the second half will not be invested in Eloxx but will be rather invested in the Company under separate subscription agreements executed with the Company (the “Company Equity Raise” and the “Company Subscription Agreement” respectively). The Company Subscription Agreement contains customary representations and warranties and covenants, including, but not limited to, the entering into of a lockup agreement and registration rights agreement between the Company and the subscribers, in such forms as are to be mutually agreed to by the Company and Eloxx.

In accordance with a joinder to the Eloxx SPA, additional investors were brought in by Eloxx under the Eloxx SPA, which increased the total amount raised by Eloxx to $30 million (of which $12 million were invested on May 31, 2017 as aforesaid and additional $ 3 million were invested under the joinder on June 29, 2017), and the remainder will be invested at the Second Closing either in Eloxx or, to the extent that the closing of the Transaction Agreement takes place, in the Company under a Company Subscription Agreement).

Pursuant to a second joinder to the Eloxx SPA an additional aggregate amount of $8 million were raised from LSP V Coöperatieve U.A. (“LSP”), half of the amount was invested in Eloxx on August 2, 2017. Under the Eloxx SPA, the remainder shall be invested by LSP in Eloxx, upon Second Closing even if the closing of the Transaction takes place, but the second installment of $4 million shall be deemed an investment in the Company for the purpose of the exchange ratio under the Transaction Agreement.

Accordingly, the Equity Raise Requirement under the Transaction Agreement was increased to the cash amount raised under the Eloxx SPA and the Company Subscription Agreement (with the second installment of LSP viewed as if invested in the Company).

Accordingly as part of the Eloxx SPA and pursuant to the Company Subscription Agreements entered into on May 31, 2017 and June 29, 2017, certain investors agreed to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock), with such investment intended to satisfy the Company’s Equity Raise Requirement pursuant to and in accordance with the terms of the Company Subscription Agreement. The investment in the Company pursuant to the Company Subscription Agreement is subject to the closing of the Transaction.

OPKO Health, Inc. (“OPKO”), a multi-national biopharmaceutical and diagnostics company and current stockholder of the Company, is a signatory to the Company Subscription Agreement but it was agreed that its investment of $1.5 million under the Company Subscription Agreement will not be subject to closing of the Transaction and may be provided to the Company at any time following the execution of the respective Company Subscription Agreement, though it will be counted for purposes of calculating the aggregate investment raised by (and cash amount with) the Company pursuant to the Equity Raise Requirement. Dr. Phillip Frost and Steve Rubin, each a member of the Company’s board of directors, are the Chief Executive Officer and Chairman and Executive Vice President-Administration of OPKO, respectively.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the form of Company Subscription Agreement, which is filed as Exhibits 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities

On July 28, 2017, OPKO invested its respective purchase price of $1.5 million and accordingly the Company issued approximately 10,000,000 shares of its Common Stock (the “Securities”) to OPKO pursuant to the Company Subscription Agreement at a purchase price of $0.15 per share, as described in further detail above.

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements. The issuance of the securities in this transaction was exempt from registration under Section 4(a)(2) of the Securities Act.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On August 2, 2017, the Company issued a joint press release with Eloxx announcing the additional investment by LSP, which as noted above, fulfills each of the Company’s and Eloxx’s obligations under the Equity Raise Requirement. The Company is furnishing a copy of the press release, which is attached hereto as Exhibit

99.1.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sevion Therapeutics, Inc.

Dated: August 3, 2017
	By:	/s/ David Rector
David Rector
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Company Subscription Agreement, by and among Sevion Therapeutics, Inc. and certain investors.

99.1	Press release, dated August 2, 2017.